Exhibit T3A.21

Commercial Register B of district court Mannheim          Retrieved on 22. July 2019 10:18          Company No.          HRB 711487
Entry No.	a) Business Name b) Registered Office, subsidiary, domestic business address, authorized recipient, branch offices c) Object of the Company	Share capital	a) General rules for representation b) Board of directors, Management Body, Managing Directors, personally liable partners, authorized representatives and special powers of representation	Power of Attorney (authorized signatory)	a) Legal form, Start Date, Articles of Association b) Other Legal Relations	a) Date of entry b) Comments
1	2	3	4	5	6	7
1	a) Birken AG b) Niefern-Öschelbronn Business Address: Streiflingsweg 11 75223 Niefern-Öschelbronn Germany c) Development, industrial production and sale of medicines and cosmetics	6,205,250.00 EUR
a)
If there is only one director, he has the right of single representation. If the board of directors has several members, the company shall be represented by two directors or by one director together with an authorized signatory.

b)
Board of Directors:
Dr. Scheffler, Armin, Niefern-Öschelbronn,
*26.01.1950
Joint power of attorney together with a Member of the Board of Directors or another Authorized signatory: Boden, Karin, née Peters, Birkenfeld, *10.06.1962
a)
Stock Corporation
articles of association from 16 Dec. 2010

b)
The company was formed by Way of Change of Legal form from
the limited liability company
"Birken GmbH", Niefern-Öschelbronn (District Court Mannheim HRB 504794)
according to § 190 ff. UmwG.
Reference is made to the deeds filed with the court.
a) 15 Mar 2011 Prellwitz
2		Share capital now: 12,205,250.00 EUR
a)
The Annual General Meeting on 18.06.2012 approved the change of
Article 4 of the Articles of Association (Amount and Distribution of the Share Capital, Share Certificates).
The share capital has been increased by resolution of the Annual General Meeting from the same day to 12,205,250.00 EUR.
The capital increase has been carried out.
Reference is made to the deeds filed with the court.
a) 07 Aug 2012 Trunner
3			b) Appointed to the Board of Directors: Dahms, Hagen, Kelkheim, *14.06.1958	Joint power of attorney together with a Member of the Board of Directors or another Authorized signatory: Dr. Zahn, Tobias, Pforzheim, *09.09.1974		a) 30 Nov. 2012 Trunner
4		Share capital now: 15,205,250.00 EUR
a)
The Annual General Meeting on 14.08.2013 approved the change of
Article 4 of the Articles of Association (Amount and Distribution of the Share Capital, Share Certificates).
The share capital has been increased by resolution of the Annual General Meeting from the same day by 3,000.000,00 to 15,205,250.00 EUR.
The capital increase has been carried out.
Reference is made to the deeds filed with the court.
a) 06 Sep 2013 Trunner

Exhibit T3.A21

Entry No.	a) Business Name b) Registered Office, subsidiary, domestic business address, authorized recipient, branch offices c) Object of the Company	Share capital	a) General rules for representation b) Board of directors, Management Body, Managing Directors, personally liable partners, authorized representatives and special powers of representation	Power of Attorney (authorized signatory)	a) Legal form, Start Date, Articles of Association b) Other Legal Relations	a) Date of entry b) Comments
1	2	3	4	5	6	7
5				Power of Attorney expired: Boden, Karin, née Peters, Birkenfeld, *10.06.1962		a) 24 Oct 2013 Hartmann
6		Share capital now: 18,205,250.00 EUR
a)
The Annual General Meeting on 02.06.2014 approved the change of
Article 4 of the Articles of Association (Amount and Distribution of the Share Capital, Share Certificates).
The share capital has been increased by resolution of the Annual General Meeting from the same day to 18,205,250.00 EUR.
The capital increase has been carried out.
Reference is made to the deeds filed with the court.
a) 26 Aug 2014 Siol
7		Share capital now: 21,205,250.00 EUR
a)
The Annual General Meeting on 22.04.2015 approved the change of
Article 4 of the Articles of Association (Amount and Distribution of the Share Capital, Share Certificates).
The share capital has been increased by resolution of the Annual General Meeting by 3,000,000.00 EUR.
The capital increase has been carried out.

a) 07 Jul 2015 Siol
8			b) no longer member of the Board of Directors: Dahms, Hagen, Kelkheim, *14.06.1958			a) 05 Oct 2015 Prellwitz

Exhibit T3.A21

Entry No.	a) Business Name b) Registered Office, subsidiary, domestic business address, authorized recipient, branch offices c) Object of the Company	Share capital	a) General rules for representation b) Board of directors, Management Body, Managing Directors, personally liable partners, authorized representatives and special powers of representation	Power of Attorney (authorized signatory)	a) Legal form, Start Date, Articles of Association b) Other Legal Relations	a) Date of entry b) Comments
1	2	3	4	5	6	7
9
b)
Appointed to the Board of Directors:
Nealon, Rory, Dublin / Ireland, *20.09.1967
Appointed to the Board of Directors:
Dr. Jäger, Sebastian, Wiernsheim, *31.12.1973
no longer member of the Board of Directors:
Dr. Scheffler, Armin, Niefern-Öschelbronn, *26.01.1950

						a) 13 Jun 2016 Sorger
10
Power of Attorney expired:
Dr. Zahn, Tobias, Pforzheim, *09.09.1974
Joint power of attorney together with a Member of the Board of Directors or another Authorized signatory:
Berger, Cornelia, Filderstadt *10.04.1974

						a) 05 May 2017 Pramhas
11	a) company name changed; now: Amryt AG				a) The Annual General Meeting on 25.04.2017 approved the change of Article 1 of the Articles of Association (Company Name, Headquarters and Business Year)	a) 05 Sep 2017 Pramhas
12
a)
The Annual General Meeting on 29.03.2019 approved the changes of
Article 3 of the Articles of Association (Announcements), Article 4 (Amount and Distribution of the Share Capital, Share Certificates), Article 6 (Withdrawal of Shares), Article 8 (Representation), Article 11 (Convening and Passing of Resolutions) and Article 15 (Participation and Voting Rights)
						a) 14 Jun 2019 Sauter